CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the "Registration Statement") of our reports dated December 12, 2006, relating to the financial statements and financial highlights which appear in the October 31, 2006 Annual Reports to Shareholders of the Emerging Europe & Mediterranean Fund, Emerging Markets Stock Fund, European Stock Fund, Global Stock Fund, International Discovery Fund, International Growth & Income Fund, International Stock Fund, Japan Fund, Latin America Fund and New Asia Fund, (comprising T. Rowe Price International Funds, Inc.) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Fund Service Providers" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Baltimore, Maryland

August 28, 2007